UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

POSITIVEID CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

December 22, 2011

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of PositiveID Corporation, or the Company, which will be held on January 27, 2012, at 8:00 a.m., Eastern Standard Time, at our principal executive offices located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

The enclosed notice of meeting identifies each business proposal for your action. These proposals and the vote the Board of Directors recommends are:

Proposal		Recommended Vote

1.	Approval of the potential issuance of shares of our common stock in excess of 19.99% of our outstanding common stock under the terms of our Ironridge financings;	FOR

2.
Approval and adoption of an amendment to our certificate of incorporation to increase the total number of authorized shares of our capital stock from 75 million shares, of which 70 million shares are common stock, to 180 million shares, of which 175 million shares will be common stock; and
FOR

3.	To transact such other business as may properly come before the meeting or at any adjournment thereof.	FOR

A Notice of Special Meeting, a form of proxy, and a Proxy Statement containing information about the matters to be acted on at the Special Meeting are enclosed.

If you plan to attend the meeting, please mark the appropriate box on your proxy card to help the Company plan for the meeting. You will need an admission card to attend the meeting. If your shares are registered in your name, you are a stockholder of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the meeting. If your shares are in the name of your broker or bank, your shares are held in street name. Ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your brokerage statement with you to the meeting so that the Company can verify your ownership of the Company’s stock on the record date and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

Your vote is important regardless of the number of shares you own. The Company encourages you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Many stockholders also can vote by proxy via a touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card or via the Internet using the instructions on your proxy card. In addition, stockholders may vote in person at the meeting as described above.

Sincerely,
WILLIAM J. CARAGOL
Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 27, 2012

TO THE STOCKHOLDERS OF POSITIVEID CORPORATION:

A 2012 Special Meeting of Stockholders of PositiveID Corporation, a Delaware corporation, or the Company, whose headquarters are located in Delray Beach, Florida, will be held at our principal executive offices located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, on January 27, 2012, at 8:00 a.m., Eastern Standard Time, for the following purposes:

1.   To approve the potential issuance of shares of our common stock in excess of 19.99% of our outstanding common stock under the terms of our Ironridge financings;

2.   To approve and adopt an amendment to our certificate of incorporation to increase the total number of authorized shares of our capital stock from 75 million shares, of which 70 million shares are common stock, to 180 million shares, of which 175 million shares will be common stock; and

3.   To transact such other business as may properly come before the meeting and at any adjournment thereof.

The Board of Directors has fixed the close of business on December 21, 2011 as the record date for the determination of stockholders entitled to receive notice of the meeting and vote, or exercise voting rights through a voting trust, as the case may be, at the meeting and any adjournments or postponements of the meeting. The Company will make available a list of holders of record of the Company’s common stock as of the close of business on December 21, 2011 for inspection during normal business hours at the offices of the Company, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 for ten business days prior to the meeting. This list will also be available at the meeting.

By Order of the Board of Directors
WILLIAM J. CARAGOL
Chief Executive Officer
Delray Beach, Florida
December 22, 2011

EACH STOCKHOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE VIA THE INTERNET. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on January 27, 2012

The proxy statement, proxy card and annual report to stockholders are available at: www.proxyvote.com

PositiveID Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

PROXY STATEMENT
FOR A 2012 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 27, 2012

The Board of Directors of PositiveID Corporation, or the Company, a Delaware corporation, whose principal executive office is located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at a 2012 Special Meeting of Stockholders, or the Special Meeting. The Special Meeting will be held at our principal executive offices, on January 27, 2012, at 8:00 a.m., Eastern Standard Time, subject to adjournment or postponement thereof. The proxies also may be voted at any adjournments or postponements of the Special Meeting. This proxy statement and the accompanying form of proxy are first being mailed to our stockholders on or about December 27, 2011.

Voting and Revocability of Proxies

All properly executed written proxies and all properly completed proxies voted by telephone or via the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Special Meeting in accordance with the instructions of the stockholder. Below is a list of the different votes stockholders may cast at the Special Meeting pursuant to this solicitation.

In voting on the approval of the potential issuance of shares of our common stock in excess of 19.99% of our outstanding common stock under the terms of our Ironridge financings and the approval and adoption of an amendment to our certificate of incorporation to increase the total number of authorized shares of our capital stock from 75 million shares, of which 70 million shares are common stock, to 180 million shares, of which 175 million shares will be common stock, stockholders may vote in one of the following ways:

1.   in favor of the proposal,
2.   against the proposal, or
3.   abstain from voting on the proposal.

Stockholders should specify their choice for each matter on the enclosed form of proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the approval of the potential issuance of shares of our common stock in excess of 19.99% of our outstanding common stock under the terms of our Ironridge financings, and FOR the approval and adoption of an amendment to our certificate of incorporation to increase the total number of authorized shares of our capital stock from 75 million shares, of which 70 million shares are common stock, to 180 million shares, of which 175 million shares will be common stock.

In addition, if other matters come before the Special Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. A stockholder submitting a proxy has the power to revoke it at any time prior to its exercise by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote), by voting in person at the Special Meeting or by submitting a written notice, bearing a later date than the proxy, addressed to Secretary, PositiveID Corporation, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

A quorum must be present at the Special Meeting. According to our bylaws, the presence in person or by proxy of the holders of shares representing a majority of the voting power of all the outstanding shares of capital stock entitled to vote at the Special Meeting will constitute a quorum. If you have returned valid proxy instructions or attend the Special Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Special Meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum.

If a quorum is present at the Special Meeting, approval of the potential issuance of shares of our common stock in excess of 19.99% of our outstanding common stock under the terms of our Ironridge financings will require the affirmative vote of the holders of a majority of the votes cast at the Special Meeting, in person or by proxy, and entitled to vote on the proposal. For this proposal, abstentions and broker non-votes will not count as votes cast for the proposals and accordingly will have no effect.

If a quorum is present at the Special Meeting, approval and adoption of an amendment to our certificate of incorporation to increase the total number of authorized shares of our capital stock from 75 million shares, of which 70 million shares are common stock, to 180 million shares, of which 175 million shares will be common stock, will require the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.  For this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by stockholders interested in voting via the telephone or the internet are set forth on the proxy card.

Record Date and Share Ownership

Under our bylaws, the record date can be no more than 60 and no less than 10 days before the Special Meeting. Owners of record of our shares of common stock at the close of business on December 21, 2011, will be entitled to vote at the Special Meeting or adjournments or postponements thereof. Each owner of record of our common stock on such date is entitled to one vote for each share of common stock so held.

As of the close of business on December 21, 2011, there were 54,002,779 shares of common stock outstanding entitled to vote at the Special Meeting. A majority of the 54,002,779 shares must be present, in person or by proxy, to conduct business at the Special Meeting.

For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Dissenters' Rights of Appraisal

Our stockholders do not have dissenters’ rights of appraisal under Delaware law in connection with any proposals to be voted upon at the Special Meeting.

Expense of Solicitation

We will bear the expense of solicitation of proxies. We have not retained a proxy solicitor to solicit proxies; however, we may choose to do so prior to the Special Meeting. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. We are required to request brokers and nominees who hold stock in their name to furnish our proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

TABLE OF CONTENTS

		Page

1.	Approval of the potential issuance of shares of our common stock in excess of 19.99% of our outstanding common stock under the terms of our Ironridge financings	1

2.	Approval and adoption of an amendment to our certificate of incorporation to increase the total number of authorized shares of our capital stock from 75 million shares, of which 70 million shares are common stock, to 180 million shares, of which 175 million shares will be common stock	9

3.	Security Ownership of Certain Beneficial Owners and Management	11

	Other Matters	13

(Proposal 1)

APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF OUR COMMON STOCK IN EXCESS OF 19.99% OF OUR OUTSTANDING COMMON STOCK UNDER THE TERMS OF OUR IRONRIDGE FINANCINGS

Background

On July 27, 2011, we entered into a Common Stock Purchase Agreement with Ironridge Global Technology, or Ironridge.  Under the Common Stock Purchase Agreement, Ironridge purchased $2.5 million of our common stock at a price per share equal to $0.367, pursuant to which we issued 6,811,989 shares of our common stock to Ironridge.  As consideration for the common stock purchase, Ironridge paid $250,000 in cash and issued a secured promissory note for the remaining $2.25 million purchase price.  No further shares may be sold under the Common Stock Purchase Agreement.

On July 27, 2011, we entered into a Preferred Stock Purchase Agreement, as amended on August 12, 2011 and September 16, 2011, with Ironridge Global III, LLC, or Ironridge Global, concurrently with the Common Stock Purchase Agreement.  Under the Preferred Stock Purchase Agreement, Ironridge Global was committed, subject to certain conditions, to purchase up to $1.5 million in shares of our redeemable, convertible Series F Preferred Stock, or Series F Preferred Stock. On August 15, 2011, we closed on the first tranche under the Preferred Stock Agreement and issued 500 shares of Series F Preferred Stock to Ironridge Global.  On September 20, 2011, we closed on the second tranche under the Preferred Stock Agreement and issued 130 shares of Series F Preferred Stock to Ironridge Global. On November 14, 2011, we closed on the third tranche under the Preferred Stock Agreement and issued 290 shares of Series F Preferred Stock to Ironridge Global. On November 18, 2011, we closed on the fourth tranche under the Preferred Stock Agreement and issued 290 shares of Series F Preferred Stock to Ironridge Global.  On December 5, 2011, we closed on the fifth tranche under the Preferred Stock Agreement and issued 290 shares of Series F Preferred Stock to Ironridge Global. To date, we have issued a total of 1,500 shares of Series F Preferred Stock to Ironridge Global for a total cash purchase price of approximately 1,125,000. Ironridge is an affiliate of Ironridge Global. No further shares of Series F Preferred Stock may be sold under the Preferred Stock Purchase Agreement.

On July 27, 2011, we also entered into a Stock Purchase Agreement with Ironridge under which Ironridge was committed, subject to certain conditions, to purchase for cash up to $4.0 million in shares of our redeemable, convertible Series G Preferred Stock, or Series G Preferred Stock, at $1,000 per share in ten transactions of $400,000 each and up to $5.75 million in shares of our common stock. The securities issued under the Stock Purchase Agreement were offered in a private placement exempt from registration under the Securities Act of 1933, as amended, or the Securities Act.  We were required to file a registration statement registering the resale of the common stock issuable under the Stock Purchase Agreement. In December 2011, we were asked by the Securities and Exchange Commission to withdraw the registration statement filed in connection with the Stock Purchase Agreement.

Why We Are Seeking Stockholder Approval

This proposal is being submitted for approval by our stockholders pursuant to the requirements of both the Ironridge transaction documents and the Nasdaq Stock Market, LLC applicable to companies with securities quoted on the Nasdaq Capital Market. NASDAQ Rule 5635 requires stockholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance, or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.  Nasdaq rules further require that although we are no longer listed on the Nasdaq Capital Market, we entered into the transactions while listed on the Nasdaq Capital Market and are therefore subject to the 20% limitation during the life of the Ironridge financing transactions.

Our stockholders are being asked to approve this potential share issuance because the common stock issuable to Ironridge upon conversion of the Series F Preferred Stock may exceed 19.99% of the voting power and number of shares of common stock outstanding on the date the Ironridge financings were entered into. We had 40,705,076 shares of our common stock outstanding on July 27, 2011, the date we entered into the Ironridge financings.

Terms of the Ironridge Financings

We entered into three separate agreements with the affiliated Ironridge companies in an attempt to provide us with three separate financing structures that would give us the most flexibility in terms of the securities sold, as well as sufficient funds to meet our working capital requirements.

In order the keep the transactions as simple and as straight-forward as possible, we thought it was most efficient to divide the transactions into three separate agreements as follows:

●
Enter into the Common Stock Purchase Agreement with Ironridge to sell up to $2.5 million in shares of our common stock.  We offered and sold these shares under our shelf registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on April 12, 2010.

●
Enter into the Preferred Stock Purchase Agreement with Ironridge Global to sell for cash up to $1.5 million in shares of our Series F Preferred Stock.  We offered the Series F Preferred Stock in a private placement exempt from registration under the Securities Act.

●
Enter into the Stock Purchase Agreement with Ironridge to sell for cash up to $4 million in shares of our Series G Preferred Stock at $1,000 per share of Series G Preferred Stock in ten installments of $400,000 each.  The Stock Purchase Agreement further provided that on any notice date, Ironridge must purchase $575,000 shares of our common stock, up to an aggregate amount of $5.75 million.  The securities issued under the Stock Purchase Agreement were offered in a private placement exempt from registration under the Securities Act.  We were required to file a registration statement registering the resale of the common stock issuable under the Stock Purchase Agreement. In December 2011, we were asked by the Securities and Exchange Commission to withdraw the registration statement filed in connection with the Stock Purchase Agreement.

We may redeem the Series F Preferred Stock for cash at any time after the six-month anniversary of the issuance date of such preferred stock. The promissory note requires Ironridge to use the proceeds received in the redemption to pay down the accrued interest and outstanding principal under the promissory note.

The terms of the Common Stock Purchase Agreement gave us the opportunity to issue Ironridge registered shares and the terms of the Stock Purchase Agreement gave us the opportunity to provide Ironridge with shares that have been registered for resale upon effectiveness of the registration statement and, as a result, to secure better deal terms with Ironridge. We also have the flexibility to convert or redeem the Series F Preferred Stock and to possibly receive repayment of the promissory note prior to its stated maturity date, which is seven and one-half years from the date of the note.

To date, we have issued to Ironridge 6,811,989 registered shares of our common stock under the Common Stock Purchase Agreement.  We have issued a total of 1,500 shares of our Series F Preferred Stock under the Preferred Stock Purchase Agreement.  We have not issued any shares of our Series G Preferred Stock under the Stock Purchase Agreement.  Ironridge has paid us an aggregate of approximately 1,375,000 in cash and issued us a promissory note for $2.25 million.  The value of the common shares we have issued to Ironridge to date based upon the current market price of our common stock as of December 19, 2011 is approximately $1.0 million.  If we converted the outstanding shares of Series F Preferred Stock today based on a conversion price of $0.50 per share, we would issue Ironridge Global an additional 3,000,000 shares of our common stock, representing approximately 6% of our outstanding common stock as of December 19, 2011.  The number of shares of common stock we may issue upon conversion of the Series F Preferred Stock is uncertain and may change depending on a variety of factors.  See examples of the number of shares that may be issued in the tables on pages 6 and 7.

We believe that one of three things will occur with respect to the promissory note: (i) we will receive payment under the promissory note upon maturity; provided that we are not in default under any stock purchase agreement with Ironridge and that no shares of Series F Preferred Stock are outstanding, (ii) we may elect to convert the preferred stock in order to receive early repayment of all or some of the note, or (iii) we may elect to redeem the Series F Preferred Stock in order to offset the full amount of such proceeds against amounts outstanding under the note.  It is also possible that the promissory note we received from Ironridge may not be paid upon maturity, and that we may be unable to perfect or collect upon some or all of the underlying collateral. We have clarified with Ironridge that if we elect to the convert the Series F Preferred Stock, Ironridge will pay us the proportionate amount converted in cash.  For example, if we convert 50% of the outstanding Series F Preferred Stock, Ironridge will repay 50% of the amount due under the promissory note.

Common Stock Purchase Agreement

Under the Common Stock Purchase Agreement, we may deliver a notice to Ironridge exercising our right to require Ironridge to purchase up to $2.5 million of our common stock at a price per share equal to $0.367. The purchase price is equal to 102% of the per share closing price of our common stock as reported on the NASDAQ Capital Market on the trading day immediately before the date we announced that we entered into the Common Stock Purchase Agreement, which was July 27, 2011.

On July 28, 2011, we presented Ironridge with a notice to purchase $2.5 million of our common stock under the Common Stock Purchase Agreement.  Ironridge paid $250,000 in cash and the remaining $2.25 million in a promissory note. We have issued to Ironridge 6,811,989 registered shares of our common stock. The promissory note bears interest at 1.6% per year calculated on a simple interest basis. The entire principal balance and interest thereon is due and payable seven and one-half years from the date of the promissory note, but no payments are due so long as we are in default under the Common Stock Purchase Agreement or the Preferred Stock Purchase Agreement or if there are any shares of Series F Preferred Stock issued or outstanding.   We will have to convert or redeem the Series F Preferred Stock to receive payment from Ironridge under the promissory note prior to its maturity. The promissory note is secured by Ironridge’s right, title and interest in all shares of our securities legally or beneficially owned by Ironridge or an affiliate, common stock and other securities with a fair market value equal to the principal amount of the promissory note.

The promissory note attached to the Common Stock Purchase Agreement provides that in the event that we redeem or convert all or a portion of any shares of Series F Preferred Stock then held by Ironridge, the proceeds of any such redemption or conversion will be applied by Ironridge to pay down the accrued interest and outstanding principal of the note and we will be permitted to offset the full amount of such proceeds against amounts outstanding under the note.

Our right to deliver a tranche notice to Ironridge pursuant to the Common Stock Purchase Agreement was subject to satisfaction of certain closing conditions, including (i) that our common stock was listed for and trading on a trading market, (ii) no uncured default existed under the Common Stock Purchase Agreement, and (iii) our representations and warranties set forth in the Common Stock Purchase Agreement were true and correct in all material respects.

No further shares may be sold under the Common Stock Purchase Agreement.

Preferred Stock Purchase Agreement

Under the Preferred Stock Purchase Agreement, Ironridge Global was committed to purchase for cash up to $1.5 million in shares of our Series F Preferred Stock. On July 28, 2011, we presented Ironridge Global with a notice to purchase $1.5 million of Series F Preferred Stock in cash. On August 15, 2011, we closed on the first tranche under the Preferred Stock Agreement and issued 500 shares of Series F Preferred Stock to Ironridge Global. On September 20, 2011, we closed the second tranche under the Preferred Stock Agreement and issued 130 shares of Series F Preferred Stock to Ironridge Global. On November 14, 2011, we closed the third tranche under the Preferred Stock Agreement and issued 290 shares of Series F Preferred Stock to Ironridge Global.  On November 18, 2011, we closed the fourth tranche under the Preferred Stock Agreement and issued 290 shares of Series F Preferred Stock to Ironridge Global.  On December 5, 2011, we closed the fifth tranche under the Preferred Stock Agreement and issued 290 shares of Series F Preferred Stock to Ironridge Global.  To date, we have  issued a total of 1,500 shares of Series F Preferred Stock to Ironridge Global for a total cash purchase price of approximately 1,125,000.  No further shares of Series F Preferred Stock may be sold under the Preferred Stock Purchase Agreement.

The Series F Preferred Stock was offered in a private placement exempt from registration under the Securities Act of 1933, or the Securities Act.  The Series F Preferred Stock is convertible at our option and Ironridge's option at any time after six-months from the date of issuance of the Series F Preferred Stock.  We are not attempting to register the resale of the common stock underlying the Series F Preferred Stock since the Series F Preferred Stock cannot be converted for at least six-months from the date of issuance and after six-months it can be sold  under Rule 144, which is a safe harbor from the registration provisions of the Securities Act.  In general, under Rule 144 as currently in effect, a person who is not, and has not been during the three months prior to the sale, deemed to be one of our affiliates for purposes of the Securities Act and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any convertible securities, is entitled to resell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to our filing periodic reports with the SEC.  If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any convertible securities, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144, including the requirement that we file periodic reports with the SEC.

As long as Ironridge has not been an affiliate of ours at any time during the 90 days preceding a sale,  upon conversion of the Series F Preferred Stock, Ironridge will be eligible to rely upon the Rule 144 safe harbor to resell the shares of common stock issuable upon conversion, subject to our filing periodic reports with the SEC.  After one year from the date of issuance of the Series F Preferred Stock, as long as Ironridge has not been an affiliate of ours at any time during the 90 days preceding a sale, it will be able to resell the shares of common stock issuable upon conversion without any restrictions.  We do not believe Ironridge will be an affiliate of ours since under the terms of the Preferred Stock Purchase Agreement, the number of shares Ironridge is able to beneficially own at any given time is limited to 9.99% of our total common stock then outstanding.

Certificate of Designations for Series F Preferred Stock

On July 27, 2011, we filed a Certificate of Designations of Preferences, Rights and Limitations of Series F Preferred Stock, or the Series F Certificate of Designations, with the Secretary of State of the State of Delaware. A summary of the Certificate of Designations is set forth below:

Ranking and Voting. The Series F Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and pari passu in right of liquidation with our common stock; (b) junior in right of dividends and liquidation with respect to the Series C Preferred Stock; and (c) junior to all existing and future indebtedness. Holders of Series F Preferred Stock have no voting rights and no preemptive rights. There are no sinking-fund provisions applicable to the Series F Preferred Stock.

Dividends and Other Distributions. Commencing on the date of issuance of any such shares of Series F Preferred Stock, holders of Series F Preferred Stock are entitled to receive dividends on each outstanding share of Series F Preferred Stock, which accrue in shares of Series F Preferred Stock at a rate equal to 7.65% per annum from the date of issuance.  Accrued dividends are payable upon redemption of the Series F Preferred Stock.

Liquidation. Upon any liquidation, dissolution or winding up after payment or provision for payment of our debts and other liabilities, pari passu with any distribution or payment made to the holders of our common stock, the holders of Series F Preferred Stock shall be entitled to be paid out of our assets available for distribution to our stockholders an amount with respect to the Series F Liquidation Value, as defined below, after which any of our remaining assets will be distributed among the holders of our other classes or series of stock in accordance with our Certificates of Designations and second amended and restated certificate of incorporation, as amended.

Redemption. We may redeem the Series F Preferred Stock, for cash or by an offset against any outstanding note payable from Ironridge Global to us that Ironridge Global issued, as follows. We may redeem any or all of the Series F Preferred Stock at any time after the seventh anniversary of the issuance date at the redemption price per share equal to $1,000 per share of Series F Preferred Stock, plus any accrued but unpaid dividends with respect to such shares of Series F Preferred Stock, or the Series F Liquidation Value.  Prior to the seventh anniversary of the issuance of the Series F Preferred Stock, we may redeem the shares at any time after six-months from the issuance date at a make-whole price per share equal to the following with respect to such redeemed Series F Preferred Stock:

●	149.99% of the Series F Liquidation Value if redeemed prior to the first anniversary of the issuance date,

●	141.6% of the Series F Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the issuance date,

●	133.6% of the Series F Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the issuance date,

●	126.1% of the Series F Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the issuance date,

●	119.0% of the Series F Liquidation Value if redeemed on or after the fourth anniversary but prior to the fifth anniversary of the issuance date,

●	112.3% of the Series F Liquidation Value if redeemed on or after the fifth anniversary but prior to the sixth anniversary of the issuance date, and

●	106.0% of the Series F Liquidation Value if redeemed on or after the sixth anniversary but prior to the seventh anniversary of the issuance date.

In addition, if we determine to liquidate, dissolve or wind-up our business, or engage in any deemed liquidation event, we must redeem the Series F Preferred Stock at the applicable early redemption price set forth above.

Below are examples of how the redemption provisions operate for the Series F Preferred Stock.

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
Series F liquidation value (1)	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000
Early redemption percentage (2)	150.0%	141.6%	133.6%	126.1%	119.0%	112.3%	106.0%
Early redemption price (3)	$2,249,850	$2,124,000	$2,004,000	$1,891,500	$1,785,000	$1,684,500	$1,590,000

(1) $1,000 per share plus any accrued but unpaid dividends. This example assumes the Series F Preferred Stock is being redeemed but no unpaid dividends have accrued.
(2) This percentage changes based on when the Series F Preferred Stock is redeemed
(3) Equals the early redemption percentage multiplied by the liquidation value

The redemption amounts paid by us to Ironridge could equal but not exceed the amounts due under the Ironridge promissory notes so that the net effect is that Ironridge will not have paid any consideration for the initial common stock issued, aside from the $250,000 paid in cash, in the event we elect to offset the full amount of such proceeds against amounts outstanding under the note.

Conversion.   The Series F Preferred Stock is convertible into shares of our common stock at Ironridge Global's option or at our option at any time after six-months from the date of issuance of the Series F Preferred Stock.  The fixed conversion price is equal to $0.50 per share, which represented a premium of 32% over the closing price of our common stock on the trading day immediately before the date we announced the entry into the Preferred Stock Purchase Agreement.

If Ironridge Global elects to convert, we will issue that number of shares of our common stock equal to 100% of the Series F Liquidation Value multiplied by the number of shares subject to conversion, divided by $0.50.

If we elect to convert the Series F Preferred Stock into common stock and the closing bid price of our common stock exceeds $0.75 for any 20 consecutive trading days, we will issue that number of shares of our common stock equal to the early redemption price set forth above multiplied by the number of shares subject to conversion, divided by $0.50.  If we elect to convert the Series F Preferred Stock into common stock and the closing bid price of our common stock is less than $0.75, we will issue an initial number of shares of our common stock equal to 130% of the early redemption price set forth above multiplied by the number of shares subject to conversion, divided by the lower of (i) $0.50 and (ii) 100% of the closing bid price of a share of our common stock on the trading day immediately before the date of the conversion notice.

After 20 trading days, Ironridge Global shall return, or we shall issue, a number of conversion shares, so that the total number of conversion shares under the conversion notice equals the early redemption price set forth above multiplied by the number of shares subject to conversion, divided by the lower of (i) the Series F Conversion Price and (ii) 85% of the average of the daily volume-weighted average prices of our common stock for the 20 trading days following Ironridge Global's receipt of the conversion notice.  However, if the trading price of our common stock during any one or more of the 20 trading days following Ironridge Global's receipt of the conversion notice falls below 70% of the closing bid price on the day prior to the date we give notice of our intent to convert, Ironridge Global will return the reconciling shares to us and the pro rata amount of the conversion notice will be deemed canceled.

Below are examples of how the conversion provisions operate for the Series F Preferred Stock if we elect to convert the Series F Preferred Stock.

Example #1 - If the closing bid price exceeds 150% of conversion price for 20 consecutive trading days

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
Series F liquidation value (1)	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000
Early redemption percentage (2)	150.0%	141.6%	133.6%	126.1%	119.0%	112.3%	106.0%
Early redemption price (3)	$2,249,850	$2,124,000	$2,004,000	$1,891,500	$1,785,000	$1,684,500	$1,590,000
Conversion price (4)	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50
Common shares issued upon conversion	4,499,700	4,248,000	4,008,000	3,783,000	3,570,000	3,369,000	3,180,000

20 trading days following the conversion notice, we may be required to issue additional conversion shares to Ironridge so that the total number of conversion shares received by Ironridge equals (i) the early redemption price multiplied by the number of shares of Series F Preferred Stock subject to the conversion notice divided by the lower of (A) the conversion price and (B) 85% of the average of the daily VWAPs of common stock for the 20 trading days following the conversion notice.(6) The examples below illustrate the number of conversion shares we may be required to issue using 85% of different assumed average daily VWAPs.

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
$0.40 average daily VWAP	2,117,506	1,999,059	1,886,118	1,780,235	1,680,000	1,585,412	1,496,471
$0.30 average daily VWAP	4,323,241	4,081,412	3,850,824	3,634,647	3,430,000	3,236,882	3,055,294
$0.20 average daily VWAP	8,734,712	8,246,118	7,780,235	7,343,471	6,930,000	6,539,824	6,172,941

Example #2 - If the closing bid price is less than 150% of conversion price

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
Series F liquidation value (1)	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000
Early redemption percentage (2)	150.0%	141.6%	133.6%	126.1%	119.0%	112.3%	106.0%
Early redemption price (3)	$2,249,850	$2,124,000	$2,004,000	$1,891,500	$1,785,000	$1,684,500	$1,590,000
Additional factor (5)	130%	130%	130%	130%	130%	130%	130%
	$2,924,805	$2,761,200	$2,605,200	$2,458,950	$2,320,500	$2,189,850	$2,067,000
Conversion price (4)	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50
Common shares issued upon conversion	5,849,610	5,522,400	5,210,400	4,917,900	4,641,000	4,379,700	4,134,000

20 trading days following the conversion notice, we may be required to issue additional conversion shares to Ironridge so that the total number of conversion shares received by Ironridge equals (i) the early redemption price multiplied by the number of shares of Series F Preferred Stock subject to the conversion notice divided by the lower of (A) the conversion price and (B) 85% of the average of the daily VWAPs of common stock for the 20 trading days following the conversion notice.(6) The examples below illustrate the number of conversion shares we may be required to issue using 85% of different assumed average daily VWAPs.

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
$0.40 average daily VWAP	2,752,758	2,598,776	2,451,953	2,314,306	2,184,000	2,061,035	1,945,412
$0.30 average daily VWAP	5,620,214	5,305,835	5,006,071	4,725,041	4,459,000	4,207,947	3,971,882
$0.20 average daily VWAP	11,355,125	10,719,953	10,114,306	9,546,512	9,009,000	8,501,771	8,024,824

Below are examples of how the conversion provisions operate for the Series F Preferred Stock if Ironridge elects to convert the Series F Preferred Stock.

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7
Series F liquidation value (1)	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,500,000
Conversion price	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50	$0.50
Common shares issued upon conversion	750,000	750,000	750,000	750,000	750,000	750,000	750,000

(1) $1,000 per share plus any accrued but unpaid dividends.  This example assumes 1,500 shares of Series F Preferred Stock have been issued and are being converted but no dividends have accrued.

(2) This percentage changes based on when the preferred shares are redeemed/converted.

(3) Equals the early redemption percentage multiplied by the Series F liquidation value

(4) For example #1, the conversion price is fixed at $0.50 per share. For example #2, the conversion price is the lower of (i) $0.50 per share and (ii) the closing bid price on day prior to delivery of conversion notice. Both examples assume a conversion price of $0.50.

(5) Applies if closing price is less than 150% of the applicable conversion price.

(6) If the trading price of our stock during any one or more of the 20 trading days following the conversion notice falls below 70% of the closing bid price on the day prior to the conversion notice, Ironridge will return these reconciling conversion shares to us and the conversion notice with respect to such shares will be deemed canceled.

Shares issuable upon conversion of the Series F Preferred Stock by us will exceed the shares issuable upon conversion of the Series F Preferred Stock by Ironridge in all of the scenarios above.  If we elect to convert the Series F Preferred Stock in Year 7 based on the assumptions in Example #2 above and assuming the issuance of the additional shares in Example #2, we would be required to issue approximately eleven times the number of shares of our common stock than we would be required to issue had Ironridge elected to convert the Series F Preferred Stock in the same year.

We cannot issue any shares of common stock upon conversion of the Series F Preferred Stock if it would result in Ironridge Global being deemed to beneficially own, within the meaning of Section 13(d) of the Securities Exchange Act, more than 9.99% of the total shares of our common stock then outstanding.

Further Information

The terms of the Preferred Stock Purchase Agreement, Common Stock Purchase Agreement, and certificate of designations are complex and are only briefly summarized above. These agreements and form of certificate of designations were previously included as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2011. You should read the summary together with the full text of such documents.

Vote Required

The affirmative vote of the holders of a majority of the votes cast at the Special Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve the potential issuance of shares of our common stock in excess of 19.99% of our outstanding common stock under the terms of our Ironridge financings. For each of this proposal, abstentions and broker non-votes will not count as votes cast for the proposals and accordingly will have no effect.

Recommendation of the Board of Directors

Our board of directors unanimously recommends a vote “FOR” the approval of the potential issuance of shares of our common stock in excess of 19.99% of our outstanding common stock under the terms of our Ironridge financings.

(Proposal 2)

APPROVAL AND ADOPTION OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 75 MILLION SHARES, OF WHICH 70 MILLION SHARES ARE COMMON STOCK, TO 180 MILLION SHARES, OF WHICH 175 MILLION SHARES WILL BE COMMON STOCK

Our second amended and restated certificate of incorporation, as amended, provides that the total number of shares of capital stock that we have the authority to issue is 75 million shares of capital stock, of which 70 million are common stock, par value $0.01 per share. Our board of directors adopted a resolution recommending that the stockholders approve and adopt an amendment to our second amended and restated certificate of incorporation, as amended, to increase the authorized number of shares of our common stock from 70 million shares to 175 million shares.  A copy of the proposed amendment to our second amended and restated certificate of incorporation, as amended, is attached to this proxy statement as Annex A.

On December 21, 2011, approximately 54.0 million shares of our common stock were issued and outstanding and approximately 4.5 million shares of our common stock were issuable pursuant to outstanding stock options and other stock-based awards.

Our board of directors believes that the increased number of authorized shares of common stock contemplated by the proposed amendment is desirable so that additional shares are available for issuance for our Ironridge financings and an Amended and Restated Employment, Consulting and Non-Compete Agreement, or the Agreement, with Scott R. Silverman, in connection with Mr. Silverman’s negotiated departure from our board of directors as of December 6, 2011 and his continued service as consultant to the Company until March 1, 2012.  The Agreement amends and restates the Employment and Non-Compete Agreement dated November 11, 2010 between the Company and Mr. Silverman, as amended on September 30, 2011, and provides for, among other things, clarification of the terms of Mr. Silverman’s separation from the Company and continued vesting of Mr. Silverman’s unvested stock grants.  We also granted Mr. Silverman a security interest in substantially all of our assets until such time as the stock obligations under the Agreement are fulfilled.

Under the Agreement, we agreed to satisfy certain contractual obligations of $461,538 through the issuance of 2,468,118 shares of common stock from our 2011 Stock Incentive Plan to Mr. Silverman, or the contractual obligations stock, on January 2, 2012. The contractual obligations stock is subject to reduction from 2,468,118 shares to 1,750,000 shares in the event we pay to Mr. Silverman $86,000 in cash compensation on or before December 31, 2011.  If Mr. Silverman does not receive the $86,000 in cash compensation on or before December 31, 2011, and if we receive $1,000,000 of proceeds from a financing transaction or a series of financing transactions between December 6, 2011 and the date in which a registration statement registering the contractual obligations stock becomes effective, we will pay to Mr. Silverman $100,000 in cash compensation in 2012 and Mr. Silverman will return 534,789 shares of common stock to the Company.  If a registration statement for the contractual obligations stock does not become effective on or before March 31, 2012, Mr. Silverman may return the contractual obligations stock in exchange for cash compensation in the amount of $461,538.

We also agreed that we would issue, on the later of January 2, 2012 or as soon as practicable after the Special Meeting which meeting shall take place no later than March 15, 2012, $3.4 million worth of restricted shares of our common stock in lieu of contractually-committed cash salary and bonus for 2012 through 2015.  The restricted shares of our common stock will be issued based upon the average daily volume weighted average price of our common stock for the five (5) trading days preceding the effective date of the Agreement, which was $0.1874 per share and resulting in the expected issuance of 18,112,182 shares of common stock.

The contractual obligations stock and restricted shares to be issued to Mr. Silverman will be price protected, meaning we may need to issue additional shares if the value of our common stock declines, until a registration statement covering such shares becomes effective and for one year from the date any reverse stock split of our common stock is effected. If the value of our common stock on the date of issuance is then less than $0.1874 per share, additional shares of our common stock will be issued to Mr. Silverman to cover any shortfall.  Such additional shares shall also be price protected.  In addition, the contractual obligations stock and restricted shares are price protected for a period of one (1) year from the date in which a reverse stock split is effectuated by us such that if the average daily volume-weighted average price of one (1) share of our common stock for ten (10) consecutive trading days is less than the value of the restricted shares on the effective date of the Agreement (as adjusted for the reverse stock split), additional shares of our common stock will be issued to Mr. Silverman to cover any shortfall.  Below are examples of the amount of additional shares that may be issued based upon a range of trading prices for our common stock.

Assumed Price Per Share	$0.17	$0.15	$0.13	$0.10		$0.05
Additional Shares	1,853,835	4,515,971	7,997,225	9,056,091	(1)	9,056,091	(1)

(1)           The additional restricted shares issued to Mr. Silverman can never be greater than 50% of the number of shares calculated as of the issuance date or 9,056,091 shares.

If Mr. Silverman fails to perform the consulting services without good cause, through January 2, 2012, he will be in breach of the Agreement and if, upon notice of such breach, Mr. Silverman continues to fail to perform the consulting services for a period of ten days, the contractual obligations stock will be subject to a substantial risk of forfeiture.

If Mr. Silverman fails to perform the consulting services without good cause, through March 1, 2012, he will be in breach of the Agreement and if, upon notice of such breach, Mr. Silverman continues to fail to perform the consulting services for a period of ten days, the restricted stock will be subject to a substantial risk of forfeiture.

The maximum number of shares of our common stock that may be issued to Mr. Silverman under the Agreement, including price protection shares, is 27,168,273.

Other than the shares to be issued in connection with the Ironridge financings and the Agreement, we have no immediate plans, nor are there any existing or proposed agreements or understandings to issue any additional shares of common stock other than pursuant to warrants, options, and restricted stock previously authorized by the board of directors.

In addition, our board of directors believes that the increased number of authorized shares of common stock contemplated by the proposed amendment is desirable so that we may issue additional shares from time to time, without further action or authorization by the stockholders (except as required by law), if needed for such corporate purposes as may be determined by the board of directors. Such corporate purposes might include the acquisition of other businesses in exchange for shares of our stock; flexibility for possible future financings; and attracting and retaining valuable employees and directors through the issuance of additional stock options or other equity awards. The board of directors considers the authorization of additional shares advisable to ensure prompt availability of shares for issuance should the occasion arise.

Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our board of directors to recommend or implement a series of anti-takeover measures.

Possible Dilutive Effects of the Amendment

If the amendment to the Certificate of Incorporation is approved, the additional authorized shares would be available for issuance at the discretion of the board and without further stockholder approval. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the Company than they presently own.

If our stockholders approve the proposed amendment, we will file the amendment to the Certificate of Incorporation with the Secretary of State of Delaware after the Special Meeting.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.  For this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

Our board of directors unanimously recommends a vote “FOR” the approval and adoption of an amendment to our certificate of incorporation to increase the total number of authorized shares of our capital stock from 75 million shares, of which 70 million shares are common stock, to 180 million shares, of which 175 million shares will be common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our common stock as of December 21, 2011 by:

●	each of our directors;

●	each of our named executive officers;

●	all of our executive officers and directors as a group; and

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 21, 2011 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such person’s name. The percentage of beneficial ownership is based on 54,002,779 shares of our common stock outstanding as of December 21, 2011. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)
Five Percent Stockholders:
Scott R. Silverman (1)	8,241,971	15.1%
R & R Consulting Partners, LLC (2)	2,785,008	5.2%
William J. Caragol (3)	4,214,000	7.8%
Named Executive Officers and Directors:
William J. Caragol (3)	4,214,000	7.8%
Bryan D. Happ	0	*
Jeffrey S. Cobb (4)	588,750	1.1%
Barry M. Edelstein (5)	645,000	1.2%
Michael E. Krawitz (6)	720,000	1.3%
Ned L. Siegel (7)	320,000	*
Executive Officers and Directors as a group (6 persons) (8)	5,398,750	9.7%

*   Less than 1%

(1)
Mr. Silverman beneficially owns 8,241,971 shares, which includes 54,000 shares upon the exercise of a warrant and 475,000 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 21, 2011.  Mr. Silverman has sole voting power over 4,367,963 shares of our common stock.  Mr. Silverman has sole dispositive power over 2,530,463 shares of our common stock. Mr. Silverman lacks dispositive power over 1,837,500 shares which are restricted as to transfer until January 1, 2012 (1,337,500 shares) and January 1, 2013 (500,000 shares). Mr. Silverman shares voting power over 3,874,008 shares, which consist of (i) 1,089,000 shares that Mr. Silverman, as a manager of Blue Moon Energy Partners LLC, or Blue Moon, may be deemed to share beneficial ownership with Blue Moon and Mr. Caragol and (ii) 2,785,008 shares that Mr. Silverman, as the control person of R & R Consulting Partners, LLC, or R&R, may be deemed to share beneficial ownership with R&R.  Mr. Silverman shares dispositive power over the 1,089,000 Blue Moon shares.  Mr. Silverman shares dispositive power with R&R over 2,785,008 shares.

(2)
Consists of shares of our common stock.  Mr. Silverman, as the control person of R&R, may be deemed to share voting power with R&R over the 2,785,008 shares and dispositive power over the 2,785,008 shares.

(3)
Mr. Caragol beneficially owns 4,214,000 shares, which includes 304,000 shares issuable upon the exercise of warrants and 50,000 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 21, 2011. Mr. Caragol has sole voting power over 3,125,000 shares of our common stock. Mr. Caragol has sole dispositive power over 1,612,500 shares of our common stock. Mr. Caragol lacks dispositive power over 1,512,500 shares which are restricted as to transfer until January 1, 2012 (1,137,500 shares) and January 1, 2013 (375,000 shares). Mr. Caragol shares dispositive and voting power over 1,089,000 shares that Mr. Caragol, as a manager of Blue Moon, may be deemed to share beneficial ownership with Blue Moon and Mr. Silverman.

(4)
Includes 370,000 shares of our common stock and 218,750 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 21, 2011. Mr. Cobb lacks dispositive power over 105,000 shares, which are restricted until December 31, 2011 (5,000 shares) and January 1, 2012 (100,000 shares).

(5)
Includes 370,000 shares of our common stock and 275,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 21, 2011. Mr. Edelstein lacks dispositive power over 105,000 shares, which are restricted until December 31, 2011 (5,000 shares) and January 1, 2012 (100,000 shares).

(6)
Includes 570,000 shares of our common stock and 150,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 21, 2011. Mr. Krawitz lacks dispositive power over 205,000 shares, which are restricted until December 31, 2011 (5,000 shares) and January 1, 2012 (200,000 shares).

(7)	Mr. Siegel lacks dispositive power over 205,000 shares, which are restricted until December 31, 2011 (5,000 shares) and January 1, 2012 (200,000 shares).

(8)
Includes shares of our common stock beneficially owned by current executive officers and directors and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of December 21, 2011, in each case as set forth in the footnotes to this table.

OTHER MATTERS

Stockholder Proposals for 2012 Annual Meeting. Stockholder proposals intended to be included in our 2012 Proxy Statement must be submitted in writing to our Secretary no later than March 22, 2012, pursuant to Rule 14a-8 of the Exchange Act. However, if we change the date of our 2012 Annual Meeting by more than 30 days from the date of our 2011 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2012 Annual Meeting. Proposals by stockholders to be presented at our 2012 Annual Meeting (but not intended to be included in our 2012 Proxy Statement) must be submitted in writing to our Secretary no earlier than April 28, 2012, but no later than May 28, 2012, in accordance with our bylaws; however, in the event that 2012 Annual Meeting is called for a date that is not within 45 days before or after the anniversary date of our 2011 Annual Meeting, to be timely, the stockholder’s notice must be received not earlier than the opening of business on the 120th day before the 2012 Annual Meeting and not later than the later of (i) the close of business on the 90th day before the 2012 Annual Meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the 2012 Annual Meeting is made. Otherwise, the proxies named by our Board of Directors may exercise discretionary voting authority with respect to the stockholder proposal, without any discussion of the proposal in our proxy materials.

Multiple Stockholders Sharing the Same Address. Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances, unless contrary instructions are received from stockholders. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to request delivery of a single copy of annual reports or proxy statements or to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. In any event, if a stockholder wishes to receive a separate proxy statement for the 2012 Special Meeting of Stockholders, the stockholder may receive printed copies by contacting Allison Tomek, Investor Relations, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 by mail or by calling Allison Tomek at (561) 805-8044.

Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household in the future should also contact Allison Tomek, Investor Relations, by mail or telephone, as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Special Meeting. If other matters come before the Special Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

WILLIAM J. CARAGOL
Chief Executive Officer
Delray Beach, Florida
December 22, 2011

ANNEX A

FORM OF SECOND CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,
AS PREVIOUSLY AMENDED,
OF
POSITIVEID CORPORATION

PositiveID Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors, does hereby certify that:

1. The name of the corporation (hereinafter called the “Corporation”) is PositiveID Corporation, formerly known as VeriChip Corporation.  The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 29, 2001.

2. The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation, as previously amended (the “Certificate of Incorporation”), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing the first paragraph of Article numbered “IV” so that, as amended, said paragraph shall be and read as follows:

“The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 180,000,000 shares, consisting of 175,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 5,000,000 shares of preferred stock, par value $0.001 per shares (the “Preferred Stock”).”

3.  Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held, on January 27, 2012 upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

4.  The foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

NOW, THEREFORE, the Corporation has caused this Certificate of Amendment to be signed this ____ day of _______________, 2012.

POSITIVEID CORPORATION

By:
Name:
Title:

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR proposals 1 and 2.
		For	Against	Abstain
1.	Approval of the potential issuance of shares of our common stock in excess of 19.99% of our outstanding common stock under the terms of our Ironridge financings	0	0	0

2.	Approval and adoption of an amendment to our certificate of incorporation to increase the total number of authorized shares of our capital stock from 75 million shares, of which 70 million shares are common stock, to 180 million shares, of which 175 million shares will be common stock	0	0	0

NOTE: In their discretion the individuals designated to vote this proxy are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

POSITIVEID CORPORATION Special Meeting of Stockholders January 27, 2012 8:00 A.M. This proxy is solicited by the Board of Directors

The undersigned hereby appoints William J. Caragol and Bryan D. Happ, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the  shares of common stock, $0.01 par value, of PositiveID Corporation, a Delaware corporation, or PositiveID, which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at our principal executive offices located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, at 8:00 a.m., Eastern Standard Time, on Friday, January 27, 2012, or any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

You can vote your proxy by either (i) internet; (ii) telephone; or (iii) mail. Internet and telephone voting is available through 11:59 p.m. (EST) on January 26, 2012. To vote by telephone, use any touch-tone telephone and dial 1-800-690-6903. Please have your proxy card and the last four digits of your social security number available when you call. Follow the instructions the recorded voice provides. In order to vote by internet, access the following website www.proxyvote.com. Please have your proxy card and last four digits of your social security number available. Follow the instructions provided to create an electronic ballot.

If you have voted by internet or telephone, there is no need to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on January 27, 2012
The proxy statement, proxy card and annual report to stockholders are available at: www.proxyvote.com

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Continued and to be signed on reverse side